UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2013

ACCELRYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 9, 2013, Accelrys Software Inc., a Delaware corporation (“Accelrys Software”) and a wholly owned subsidiary of Accelrys, Inc., a Delaware corporation (the “Company”), completed the acquisition (the “Acquisition”) of all of the outstanding shares (the “Shares”) of Qumas Limited, a company incorporated and registered in Ireland (“Qumas”), pursuant to an Agreement, dated as of such date (the “Purchase Agreement”), by and among Accelrys Software, Qumas, the holders of the Shares (collectively, the “Sellers”) and Simon Clark, as the representative of the Sellers.

Pursuant to the terms of the Purchase Agreement, upon the closing of the Acquisition (the “Closing”), Accelrys Software purchased the Shares from the Sellers for an aggregate purchase price of $50 million in cash, subject to working capital and other adjustments (such amount, the “Purchase Price”). Upon the Closing, Accelrys Software deposited $4.5 million of the Purchase Price (the “Escrow Fund”) into an escrow account to support certain indemnification obligations of the Sellers and to serve as collateral and partial security against any damages arising from breaches of the representations, warranties and covenants made by Qumas and the Sellers pursuant to the Purchase Agreement. The Escrow Fund will be maintained for a period of 18 months following the Closing or until such earlier time as the Escrow Fund is exhausted. The transaction includes representation and warranty insurance in respect of certain indemnification obligations of the Sellers that relate to tax and intellectual property (the “Covered Indemnities”). The policy provides an additional $10 million of coverage in respect of the Covered Indemnities. Claims can be made against the policy in respect of certain indemnification obligations of the Sellers that relate to intellectual property in the two year period commencing on Closing and in respect of certain indemnification obligations of the Sellers that relate to tax in the four year period commencing on Closing.

Qumas is a leading global provider of cloud-based and on-premises enterprise compliance software supporting regulatory and quality operations in life sciences and other highly regulated industries. Other than in respect of the transactions contemplated by the Purchase Agreement (including certain contemplated employment arrangements between the Company and certain of the Sellers), no material relationships exist between the Company, Accelrys Software or any of their respective affiliates, directors or officers and any of the Sellers.

The foregoing summary of the Purchase Agreement and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are hereby incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information reported under Item 1.01 above with respect to the completion of the Acquisition pursuant to the Purchase Agreement is hereby incorporated by reference into this Item 2.01.

Item 8.01.	Other Events.

On December 9, 2013, the Company issued a press release announcing the completion of the Acquisition pursuant to the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement, dated as of December 9, 2013, by and among Accelrys Software, Inc., Qumas Limited, each of the persons listed on Exhibit B thereto and Simon Clark, as the representative of the Sellers

99.1	Press Release issued by Accelrys, Inc. on December 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Michael A. Piraino
Michael A. Piraino Executive Vice President and Chief Financial Officer

Date: December 9, 2013